For Immediate Release

Media Contact:	Alisha Goff
503/627-7075
alisha.goff@tektronix.com

Analyst Contact:	John Gardner
503/627-5614
john.d.gardner@tektronix.com

Tektronix Reports Strong Results for the Fourth
Quarter and Full Year of Fiscal 2004

Double-digit Order Growth for Third Quarter in a Row –
Strong Earnings Growth for the Year

BEAVERTON, Ore., June 24, 2004 – Tektronix, Inc. (NYSE: TEK) today reported net sales of $257.8 million and net earnings from continuing operations of $26.5 million or $0.31 per share for the fourth quarter ended May 29, 2004.  This compares with net sales of $202.3 million and net earnings from continuing operations of $4.3 million or $0.05 per share for the same period a year ago.  Excluding business realignment and one-time items, net earnings from continuing operations were $29.1 million or $0.34 per share for the fourth quarter, as compared with $10.0 million or $0.12 per share for the same period last year.

 “For the quarter, all regions showed growth, especially the U.S. and Japan,” said Rick Wills, Tektronix Chairman and CEO.  “Overall, this was our best quarter for orders in over three years, and the third quarter in a row with 20% or greater order growth, further indicating that the recovery is solidly underway and our customers are responding well to new products. We saw stronger than expected sales growth of 27% in the quarter, to $258 million – our highest quarter in three years.”

“Not only were we strong regionally, but we showed gains in all of our product categories. Among the higher performing products in the quarter were our performance oscilloscopes – which include the world’s fastest 8Ghz oscilloscope, signal sources – one of our newest product categories, logic analyzers, and RF test,” continued Wills.

For fiscal year 2004 the company reported net sales of $920.6 million, 16% growth over sales of $791.0 million in fiscal year 2003. Net earnings from continuing operations were $118.2 million or $1.37 per share for fiscal year 2004, compared with net earnings from continuing operations of $35.1 million or $0.40 per share for fiscal year 2003. Excluding business realignment and one-time items, net earnings from continuing operations for fiscal year 2004 were $93.1 million or $1.08 per share as compared with $48.5 million or $0.56 per share for fiscal year 2003.

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“The investments we made over the last few years gave us a strong start to the recovery. We added key members to our executive management team and our employees remained dedicated and focused on executing our plans. The integration of our acquisition in Japan delivered results ahead of expectations. Our continued investment in research and development enabled us to bring new products to market, addressing customer needs head-on. We made changes to our cost structure, which contributed to growth in earnings per share of nearly 100% this year, and should provide significant leverage in our model. And, we had great results across all product categories, with record performance from our logic analyzers and mobile protocol test products,” continued Wills.

For the first quarter of fiscal 2005, the company expects net sales to be approximately $235 - $245 million. Earnings per share from continuing operations are expected to be between $0.26 and $0.29.

“As we enter into the new fiscal year, we are seeing evidence that the gains we have made in our four core categories (oscilloscopes, logic analyzers, mobile protocol test and video test) and two new product categories (signal sources and RF test) should further strengthen our leadership position. We have proven our ability to deliver value to our shareholders and we remain focused on delivering the industry-leading products that our customers demand,” concluded Wills.

Recent highlights include the following:

•

The introduction of the 8 GHz TDS6000B Digital Storage Oscilloscope (DSO) Series. This ultra-high performance real-time oscilloscope features industry-leading signal fidelity with unique Pinpoint™ triggering, and four channels of concurrent high resolution waveform capture.

•

The announcement of the P7380 active differential probe using IBM’s 0.18um Silicon Germanium (7HP SiGe), which, when used with Tektronix’ ultra-high performance oscilloscopes, provides the highest signal fidelity and acquisition performance in the industry and represents a continuation of performance leadership from Tektronix.

•

The availability of the WFMNLE, a software waveform monitor plug-in for the Avid® Media Composer® Adrenaline™, Avid XPress® Pro, Media Composer, and Symphony™ nonlinear editing and finishing systems. The new plug-in is an easy-to-use, flexible and non-intrusive tool that enables editors to confidently verify signal and picture quality.  In addition, the WFMNLE received three “Best of Show” awards which were presented by the editors of Videography magazine, DigitalTV - Television Broadcast magazine, and Government Video magazine, and the Pick Hit Award from Broadcast Engineering magazine at NAB 2004 in Las Vegas, Nevada.

•

The announcement of new design verification tools for next-generation video compression technologies for the company’s leading MPEG Transport Stream Test System. The new tools support H.264 and Microsoft Windows Media 9 Series (WMV9), enabling video equipment manufacturers to perform software and hardware verification of designs using these emerging technologies.

•

A joint announcement by Tektronix and National Instruments that Tektronix’ mid-range and performance oscilloscopes will ship with an evaluation version of LabVIEW 7 Express and an oscilloscope-specific software utility to optimize integration of LabVIEW and Tektronix’ oscilloscopes.

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This latest initiative in the two companies’ ongoing collaborative effort to reduce design time for engineers delivers new ease-of-use features of LabVIEW to a wider range of Tektronix oscilloscopes.

•

The purchase by Matsushita Electric Industrial Co., Ltd., best known by its Panasonic brand name as one of the world’s leading producers of electronic products for consumer, business and industrial use, of Tektronix signal sources and oscilloscopes for Panasonic’s first High Definition Multimedia Interface (HDMI) Authorized Testing Center (ATC) in Japan, which was established for HDMI compliance testing.

•

The award of a multi-million dollar requirements contract from the U.S. Navy to supply Digital Phosphor Oscilloscopes (DPOs). The awarded contract has a Best Estimated Quantity (BEQ) of 500 units over a five-year period.

•	The decision by Samsung Electronics to use Tektronix’ VM5000 Automated Video Measurement Set for measuring High Definition Television (HDTV) and progressive component video signals.

•

A formal end to our distribution agreement with Rohde and Schwartz following the announcement that the company, whose products we distributed in the U.S. and Canada, began selling their products directly in those markets as of June 1, 2004.  This mutually beneficial relationship helped Tektronix develop customer relationships and a direct sales force in support of our strategy to expand our RF product offerings.

In addition, today Tektronix declared a quarterly cash dividend of $0.04 per share on the outstanding common shares of the Company, payable on July 26, 2004 to shareholders of record as of the close of market on July 9, 2004.

Tektronix will be discussing its fourth quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Daylight Time (PDT). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site through Friday, June 24, 2005.

Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of business realignment and one-time items.  The “Reconciliation of Pro Forma measures to GAAP” reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations.  Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include business realignment costs and one-time items.  Management of Tektronix uses these pro forma measures to evaluate the Company’s results of operations and for forecasting purposes.

Statements and information in this press release that relate to future events or results (including the Company’s expectations as to sales, earnings per share, cost structure, market position, market growth opportunities and new products) are based on the Company’s current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; business conditions in the electronics, communications, computer and advanced technologies industries, changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company’s ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; inventory risks due to changes in market demand or the

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Company’s business strategies; resolution of indemnities relating to certain acquisitions and divestitures; changes in effective tax rates; currency fluctuations; and the ability to develop effective sales channels. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, annual reports on Form 10-K and the quarterly reports on Form 10-Q.

About Tektronix

Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix’ Web address is www.tektronix.com.

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Tektronix Fourth Quarter 2004 Results…/5

Consolidated Statements of Operations

	Quarter Ended		Fiscal Year Ended

(In thousands, except per share amounts)	May 29, 2004	May 31, 2003	May 29, 2004	May 31, 2003

Net sales	$257,755	$202,321	$920,620	$791,048
Cost of sales	106,837	95,671	397,577	385,305

Gross profit	150,918	106,650	523,043	405,743
Research and development expenses	37,109	26,477	130,386	101,137
Selling, general and administrative expenses	77,640	67,326	277,993	247,605
Equity in business venture’s loss	—	—	—	2,893
Business realignment costs	2,715	7,553	22,765	34,551
Acquisition related costs (credits), net	1,374	894	(51,025)	3,521
Loss on sale of assets	393	696	1,134	108

Operating income	31,687	3,704	141,790	15,928
Interest income	5,325	6,361	21,565	27,997
Interest expense	(227)	(2,324)	(2,208)	(6,874)
Other non-operating income (expense), net	(553)	(1,484)	6,165	(3,746)

Earnings before taxes	36,232	6,257	167,312	33,305
Income tax (benefit) expense	9,763	2,002	49,087	(1,843)

Net earnings from continuing operations	26,469	4,255	118,225	35,148
Loss from discontinued operations, net of tax	(350)	(1,361)	(2,130)	(9,819)

Net earnings	$26,119	$2,894	$116,095	$25,329

Earnings per share from continuing operations - basic	$0.31	$0.05	$1.40	$0.40
Earnings per share from continuing operations - diluted	$0.31	$0.05	$1.37	$0.40
Loss per share from discontinued operations - basic	$—	$(0.02)	$(0.03)	$(0.11)
Loss per share from discontinued operations - diluted	$—	$(0.02)	$(0.02)	$(0.11)
Earnings per share - basic	$0.31	$0.03	$1.37	$0.29
Earnings per share - diluted	$0.30	$0.03	$1.35	$0.29
Weighted average shares outstanding - basic	84,707	84,886	84,720	87,105
Weighted average shares outstanding - diluted	86,277	85,251	86,038	87,367

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Tektronix Fourth Quarter 2004 Results.../6

Consolidated Balance Sheets

(In thousands)	May 29, 2004	May 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$149,011	$190,387
Short-term marketable investments	90,956	109,885
Trade accounts receivable, net	133,150	100,334
Inventories	102,101	92,868
Other current assets	71,082	83,816
Assets of discontinued operations	—	7,938

Total current assets	546,300	585,228
Property, plant and equipment, net	106,944	127,985
Long-term marketable investments	463,878	412,090
Deferred tax assets	105,886	144,134
Goodwill, net	79,774	73,736
Other long-term assets	29,191	41,537

Total assets	$1,331,973	$1,384,710

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$134,898	$101,753
Accrued compensation	89,212	58,193
Current portion of long-term debt	420	56,584
Deferred revenue	25,247	19,551
Liabilities of discontinued operations	—	651

Total current liabilities	249,777	236,732
Long-term debt	496	55,002
Other long-term liabilities	211,120	313,750
Shareholders’ equity:
Common stock	257,267	223,233
Retained earnings	748,381	707,191
Accumulated other comprehensive loss	(135,068)	(151,198)

Total shareholders’ equity	870,580	779,226

Total liabilities and shareholders’ equity	$1,331,973	$1,384,710

Shares outstanding	84,179	84,844

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Tektronix Fourth Quarter 2004 Results…/7

Selected Additional Financial Data

		Quarter Ended			Fiscal Year Ended

(Dollars in thousands, except per share amounts)	% Growth	May 29, 2004	May 31, 2003	% Growth	May 29, 2004	May 31, 2003

Product Orders and Sales Data:
Orders	28%	$260,802	$204,487	21%	$907,757	$750,257
U.S.	42%	118,158	83,365	24%	374,094	301,170
International	18%	142,644	121,122	19%	533,663	449,087

Net Sales	27%	$257,755	$202,321	16%	$920,620	$791,048
U.S.	45%	112,774	77,999	16%	386,369	332,710
International	17%	144,981	124,322	17%	534,251	458,338
Book to Bill Ratio Calculation:
Product Orders		$260,802	$204,487		$907,757	$750,257
Product Sales		$238,900	$188,944		$853,287	$740,075
Book to Bill ratio		1.09	1.08		1.06	1.01
Reconciliation of Pro Forma measures to GAAP:
Net earnings from continuing operations - GAAP		$26,469	$4,255		$118,225	$35,148
Effect of Business Realignment and One-Time Items:
Business realignment costs		2,715	7,553		22,765	34,551
Gain on sale of corporate equity securities		3	—		(7,290)	—
Acquisition related costs (credits):
Pension gain		—	—		(36,741)	—
Net gain on assets held for sale		16	—		(19,246)	—
Transition expenses		1,358	894		4,962	3,521

		1,374	894		(51,025)	3,521
Tax effect of above items		(1,463)	(2,703)		10,430	(12,183)
Reversal of tax reserve		—	—		—	(12,500)

Net earnings from continuing operations - Pro Forma		$29,098	$9,999		$93,105	$48,537
Diluted earnings per share - Pro Forma		$0.34	$0.12		$1.08	$0.56
Income Statement Items as a Percentage of Net Sales:
Cost of sales		41%	47%		43%	49%
Research and development expenses		14%	13%		14%	13%
Selling, general and administrative expenses		30%	33%		30%	31%
Equity in business venture’s loss		0%	0%		0%	0%
Business realignment costs		1%	4%		3%	4%
Acquisition related costs (credits), net		1%	1%		(5% )	1%
Loss on sale of assets		0%	0%		0%	0%
Operating income (loss)		12%	2%		15%	2%
Capital Expenditures and Depreciation:
Capital expenditures		$5,099	$5,582		$19,940	$17,153
Depreciation and amortization expense		$8,799	$7,566		$29,751	$33,672

	Year Ended May 29, 2004	Year Ended May 31, 2003

Balance Sheet:
Cash and Marketable Investments:
Cash and cash equivalents	$149,011	$190,387
Short-term marketable investments	90,956	109,885
Long-term marketable investments	463,878	412,090

Cash and Marketable Investments	$703,845	$712,362
Accounts receivable as a percentage of net sales	12.7%	12.3%
Days sales outstanding	52.6	47.0
Average days sales outstanding	46.2	45.6
Inventory as a percentage of net sales	10.6%	13.1%
Inventory turns	4.1	3.7

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Tektronix Fourth Quarter 2004 Results…/8

Discontinued Operations:

	Quarter Ended		Fiscal Year Ended

(In thousands, except per share amounts)	May 29, 2004	May 31, 2003	May 29, 2004	May 31, 2003

Loss on sale of VideoTele.com (less applicable income tax benefit of $32, $70, $48 and $344)	(61)	(131)	(89)	(639)
Loss from operations of VideoTele.com (less applicable income tax benefit of $0, $0, $0 and $1,413)	—	—	—	(2,624)
Loss on sale of optical parametric test business (less applicable income tax benefit of $81, $938, $195 and $9,222)	(150)	(1,743)	(363)	(17,127)
Loss from operations of optical parametric test Business (less applicable income tax benefit of $0, $364, $0 and $1,376)	—	(676)	—	(2,556)
Loss on sale of Gage (less applicable income tax benefit of $76, $1,174, $692 and $1,174)	(139)	(2,180)	(1,284)	(2,180)
Income (loss) from operations of Gage (less applicable income tax benefit of $0, $8, $212 and $508)	—	119	(394)	(943)
Gain on sale of Color Printing and Imaging (less applicable income tax expense of $0, $1,750, $0 and $8,750)	—	3,250	—	16,250

Loss from discontinued operations, net of tax	$(350)	$(1,361)	$(2,130)	$(9,819)

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